UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2021

CENTERPOINT ENERGY, INC.
(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana Houston Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(713)207-1111

CENTERPOINT ENERGY RESOURCES CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-13265	76-0511406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana Houston Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(713)207-1111

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNP	The New York Stock Exchange Chicago Stock Exchange, Inc.
Depositary Shares for 1/20 of 7.00% Series B Mandatory Convertible Preferred Stock, $0.01 par value	CNP/PB	The New York Stock Exchange
6.625% Senior Notes due 2037	n/a	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or
Rule 12b-2
of the Securities Exchange Act of 1934
(§240.12b-2).
Emerging Growth Company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On April 29, 2021, CenterPoint Energy Resources Corp., a Delaware corporation (“Seller”) and a wholly owned subsidiary of CenterPoint Energy, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) by and between Seller and Southern Col Midco, LLC, a Delaware limited liability company and an affiliate of Summit Utilities, Inc. (“Buyer”), pursuant to which Seller has agreed to sell its Arkansas and Oklahoma regulated natural gas LDC businesses (the “Business”) to Buyer (the “Transaction”).
The purchase price for the Business is $2.150 billion, including recovery of $425 million of storm-related incremental natural gas costs incurred in February 2021 and subject to adjustment as set forth in the Purchase Agreement, including adjustments based on net working capital, regulatory assets and liabilities and capital expenditures at closing.
The completion of the Transaction is subject to customary closing conditions, including (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) approval of the Public Service Commission of Arkansas, (iii) approval of the Oklahoma Corporation Commission and (iv) customary conditions regarding the accuracy of the representations and warranties and compliance by the parties with their respective obligations under the Purchase Agreement. The Transaction is not subject to a financing condition and is expected to close by the end of 2021, subject to satisfaction of the foregoing conditions.
The Purchase Agreement contains customary representations, warranties and covenants related to the Business and the Transaction. Between the date of the Purchase Agreement and the completion of the Transaction, Seller has agreed to cause the Business to operate in the ordinary course of business and has agreed to certain other operating covenants with respect to the Business as set forth in the Purchase Agreement. The Purchase Agreement includes customary termination provisions, including if the closing of the Transaction has not occurred within 12 months of April 29, 2021 (or within 15 months if the only remaining closing condition is regulatory approval).
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement.
Forward-Looking Statements
This Current Report may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in this Current Report are forward-looking statements made in good faith by us and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this Current Report, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will” or other similar words are intended to identify forward-looking statements. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, the timing of the closing of the Transaction. Each forward-looking statement contained in this Current Report speaks only as of the date of this report. Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to (1) the timing of the expiration or termination of the Hart-Scott-Rodino waiting period and the receipt of any consents, waivers or approvals required to be obtained pursuant to applicable antitrust laws, (2) the occurrence of any event, change or other circumstances that could give rise to the termination of the Transaction or could otherwise cause the failure of the Transaction to close, (3) the risk that a condition to the closing of the Transaction may not be satisfied, including obtaining required regulatory approvals, (4) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the Transaction, (5) the timing to consummate the Transaction, (6) disruption from the Transaction making it more difficult to maintain relationships with customers, employees, regulators or suppliers, (7) the diversion of management time and attention on the Transaction and (8) other factors discussed in the Company’s Annual Report on Form
10-K
for the fiscal year ended December 31, 2020 and other reports the Company may file from time to time with the Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: April 29, 2021	By:	/s/ Monica Karuturi
Monica Karuturi
Senior Vice President and General Counsel
CENTERPOINT ENERGY RESOURCES CORP.

	By:	/s/ Monica Karuturi
Monica Karuturi
Senior Vice President and General Counsel